Exhibit (g)(xv)
AMENDMENT NO. 14
To the
MASTER CUSTODIAN CONTRACT
     Amendment, as of June 1, 2011, to the Master Custodian Contract dated September 26, 2001, (the “Contract”) among Each Registered Investment Company Identified on Appendix A (each, a “Fund” and collectively, the “Funds”) and State Street Bank and Trust Company (the “Custodian”).
     WHEREAS, the Custodian and the Fund wish to document recent changes and to update Appendix A to the Master Custodian Contract for various Funds under the Contract, as reflected below;
     WHEREAS, on February 15, 2011, the Board of Trustees of MST ratified and approved the creation of the Munder Integrity Mid-Cap Value Fund and the Munder Integrity Small/Mid-Cap Value Fund and approved the fees payable by each such Fund to State Street for custody services;
     WHEREAS, the Munder Energy Fund was merged with and into the Munder Growth Opportunities Fund on April 8, 2011; and
     WHEREAS, the Munder Healthcare Fund was merged with and into the Munder Growth Opportunities Fund on April 8, 2011; and
     WHEREAS, the Veracity Small Cap Value Fund was merged with and into the Munder Small-Cap Value Fund on May 13, 2011 and the combined Fund was renamed the Munder Veracity Small-Cap Value Fund; and
     WHEREAS, the Munder Tax-Free Short & Intermediate Bond Fund was liquidated on May 25, 2011.
     NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Funds agree to amend the Contract as follows:
1.	Appendix A to the Contract is hereby deleted and replaced in its entirety with the attached Appendix A.
     IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II,	STATE STREET BANK AND TRUST COMPANY
on behalf of their respective Funds

By: /s/ Stephen J. Shenkenberg	By: /s/ Michael Rogers
Name: Stephen J. Shenkenberg	Name: Michael Rogers
Title: Vice President, Secretary, CCO & CLO	Title: Executive Vice President

MASTER CUSTODIAN AGREEMENT
APPENDIX A
Dated as of June 1, 2011
Munder Series Trust
Munder Asset Allocation Fund-Balanced
Munder Bond Fund
Munder Growth Opportunities Fund
Munder Index 500 Fund
Munder International Equity Fund
Munder Integrity Mid-Cap Value Fund
Munder Integrity Small/Mid-Cap Value Fund
Munder International Fund-Core Equity
Munder International Small-Cap Fund
Munder Large-Cap Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Veracity Small-Cap Value Fund

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